Exhibit 10.11

AMENDMENT TO EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT

This Amendment is made as of June 25, 2008 between Anthony Bruno (“Executive”) and Greater Community Bank (“Bank”), a state chartered commercial bank having its principal place of business in New Jersey.

RECITALS

WHEREAS, the Bank has adopted an Executive Supplemental Retirement Income Agreement (“Agreement”) to pay additional compensation to the Executive after retirement or other termination of employment; and

WHEREAS, the Agreement was effective February 1, 2004; and

WHEREAS, Greater Community Bancorp (“GCB”) is a party to the Agreement for the sole purpose of guaranteeing the Bank’s performance; and

WHEREAS, the Executive, Bank, and GCB desire to amend the Agreement to comply with Internal Revenue Code Section 409A and the applicable federal regulations thereto; and

WHEREAS, GCB has entered into an agreement and plan of merger with Valley National Bancorp ("Valley") dated March 19, 2008 pursuant to which GCB will merge into Valley (the "Merger"); and

WHEREAS, GCB and Valley wish to provide a payment upon the Merger in satisfaction of Bank's obligations under the Agreement.

WHEREAS, Section 13.1 of the Agreement permits the Agreement to be amended with the express written consent of the parties and pursuant to a resolution of the Board of Directors.

NOW THEREFORE, the Agreement is amended as follows:

1.           Upon the merger of GCB into Valley, GCB shall pay $570,000.00 into a rabbi trust selected by Executive.  Executive shall be permitted to select the investments of the rabbi trust.

2.           The assets held in the rabbi trust shall be distributed to Executive or his secular trust, as selected by Executive, on January 5, 2009.

3.           Upon payment of the amount pursuant to Section 2 above, the parties shall have no further obligations under the Agreement.

4.           To the extent applicable, it is intended that the Agreement and this Amendment comply with the requirements of Section 409A of the Internal Revenue Code, and they shall be interpreted in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. The parties shall cooperate to take such actions and to make such changes as are necessary to comply with such requirements.

IN WITNESS WHEREOF the Parties consent to this Amendment.

ATTEST:	GREATER COMMUNITY BANK

/s/ Margaret Johnson	By:	/s/ Stephen J. Mauger
Margaret Johnson		Stephen J. Mauger
Senior Vice President, Treasurer
and Chief Financial Officer

ATTEST:	GREATER COMMUNITY BANCORP

/s/ Margaret Johnson	By:	/s/ Stephen J. Mauger
Margaret Johnson		Stephen J. Mauger
Senior Vice President, Treasurer
and Chief Financial Officer

WITNESS:	EMPLOYEE

/s/ Margaret Johnson	/s/ Anthony Bruno
Margaret Johnson	Anthony Bruno